Exhibit 10(ee)


                                CBRL GROUP, INC.
               MID-TERM INCENTIVE AND RETENTION PLAN AWARD NOTICE

     This Mid-Term Incentive and Retention Plan Award Notice (the "Notice") is dated this ____ day of ________, 20__, from CBRL GROUP, INC., a Tennessee corporation (the "Company") to ____________________, ______________________ of
the Company (the "Employee").

     WHEREAS, the Compensation and Stock Option Committee of the Company's Board of Directors has authorized an award to the Employee of ________________________________ (_______) shares of the Company's $0.01 par value common stock (the "Restricted Stock") [and cash in the amount of $____________] pursuant to the terms and provisions of the FY ____ Mid-Term Incentive and Retention Plan (the "Plan") and this Notice;

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, including the services to be rendered to the Company by the Employee, the Company does hereby award the Restricted Stock to the Employee, and the Employee, by [his][her] signature hereto, accepts such Restricted Stock, on the following terms and conditions:

     (1) Grant of Restricted Stock. The Company hereby grants to the Employee _____________________ (_______) shares of Restricted Stock, subject to all the restrictions, limitations and other terms and provisions of the Plan and this Notice. Upon vesting, the Company shall cause a certificate evidencing the Restricted Stock to be issued by the Company's stock transfer agent, who will release such Restricted Stock to the Employee solely upon the written instructions of the Company.

     (2) Restrictions. Until the Restricted Stock vests and becomes distributable in accordance with the Employment Agreement, the Plan and this Notice, the Employee shall not have any of the rights of a shareholder of the Company with respect to the Restricted Stock, including the right to vote the shares or to receive any cash dividends.

     (3) Vesting. The Restricted Stock, subject to all the restrictions, limitations and other terms and provisions of the Plan and this Notice, shall vest and become distributable without further or additional conditions at the end of the Company's ____ fiscal year.


     (4) Non-transferability. Unvested Restricted Stock is not transferable by the Employee.

     [(5) Grant of Cash Award. The Company hereby awards to the Employee cash in the amount of $____________ (the "Cash"), subject to all the restrictions, limitations and other terms and provisions of the Plan and this Notice.]

     (6) Notice Subject to Plan. This Notice does not undertake to express all conditions, terms and provisions of the Plan. The grant of the Restricted Stock [and Cash] is subject in all respects to all of the restrictions, limitations and other terms and provisions of the Plan, which, by this reference, is incorporated herein to the same extent as if copied verbatim.

     (7) Tax Withholding and Section 83(b) Elections. At the time the Employee shall become subject to federal income taxation with respect to the Restricted Stock (normally upon vesting, unless the Employee files an election under Section 83(b) of the Code), the Employee shall pay to the Company the amount of any Federal, state, local and other taxes required to be withheld by the Company with respect to the Restricted Stock. If the Employee files an election under
Section 83(b) of the Code with the Internal Revenue Service to include the fair market value of any shares of Restricted Stock in gross income while they are still subject to any restrictions, the Employee shall promptly furnish to the Company a copy of such election. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all Federal, state, local and other taxes required by law to be withheld upon the vesting of the Restricted Stock. Unless otherwise determined by the Committee, the Employee will be permitted to elect to surrender a sufficient number of shares of the vested Restricted Stock to satisfy the Company's minimum tax withholding obligation.

     (8) Acceptance of Restricted Stock and [Cash]. The Employee hereby accepts the Restricted Stock [and Cash] subject to all the restrictions, limitations and other terms and provisions of the Plan and this Notice.

                            [Signature page follows.]

     WITNESS the action of the Company effective as of the day and year first above written.


The foregoing is acknowledged and accepted:

-------------------------------------------



                                             CBRL GROUP, INC.

                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------